Exhibit 23




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
Hills Bancorporation


         We hereby consent to the incorporation by reference of our report dated January 25, 1996 with respect to the financial statements of Hills Bancorporation and subsidiary included in the Annual Report on Form 10-K of Hills Bancorporation for the year ended December 31, 1995 in Registration Statement No. 33-73606 on Form S-8 filed December 30, 1993 and in Registration Statement No. 33-2657 on Form S-8 filed January 10, 1986



                                               /s/ McGLADREY & PULLEN, LLP
                                              ----------------------------

Iowa City, Iowa
January 25, 1996